Exhibit 10.3

TYCO INTERNATIONAL PUBLIC LIMITED COMPANY

2004 SHARE AND INCENTIVE PLAN

(AMENDED AND RESTATED AS OF JANUARY 1, 2009)

(AMENDED AND RESTATED AS OF NOVEMBER 17, 2014)

ARTICLE I

PURPOSE

1.1 Purpose. The purposes of this Tyco International Public Limited Company 2004 Share and Incentive Plan (the “Plan”) are to promote the interests of Tyco International Public Limited Company (and any successor thereto) by (i) aiding in the recruitment and retention of Directors and Employees, (ii) providing incentives to such Directors and Employees by means of performance-related incentives to achieve short-term and long-term performance goals, (iii) providing Directors and Employees an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of Directors and Employees with that of the other shareholders of the Company. Toward these objectives, the Plan provides for the grant of Share Options, Share Appreciation Rights, Short-Term Performance Bonuses, Long-Term Performance Awards and other Share-Based Awards.

1.2 Effective Date; Shareholder Approval; Effective Date of the Amended and Restated Plan 2009; Effective Date of the Amended and Restated Plan 2014. The Plan, as originally approved by the Company’s shareholders on March 25, 2004, was effective as of January 1, 2004. The effective date of the Amended and Restated Plan 2009 was January 1, 2009. The effective date of this Amended and Restated Plan 2014 is November 17, 2014.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Acquired Company” means any business, corporation or other entity acquired by the Company or any Subsidiary.

“Acquired Grantee” means the grantee of a share-based award of an Acquired Company and may include a current or former Director of an Acquired Company.

“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

(a) “Share Options” awarded pursuant to Section 4.3;

(b) “Share Appreciation Rights” awarded pursuant to Section 4.3;

(c) “Short-Term Performance Bonuses” awarded pursuant to Section 4.4;

(d) “Long-Term Performance Awards” awarded pursuant to Section 4.5;

(e) “Other Share-Based Awards” awarded pursuant to Section 4.6;

(f) “Director Awards” awarded pursuant to Section 4.7; and

(g) “Substitute Awards” awarded pursuant to Section 4.8.

“Award Certificate” means the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of an Award.

“Board” means the Board of Directors of the Company.

“Cause” means misconduct that is willfully or want only harmful to the Company or any of its Subsidiaries, monetarily or otherwise.

“Change in Control” means the first to occur of any of the following events:

(a) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) persons who, as of the Effective Date of the Amended and Restated Plan 2009 constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director of the Company subsequent to the Effective Date of the Amended and Restated Plan 2009 shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Change in Control Termination” shall mean an Employee’s Involuntary Termination that occurs during the period beginning 60 days prior to the date of a Change in Control and ending two years after the date of such Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resources Committee of the Board or any successor committee or subcommittee of the Board, which Committee is comprised solely of two or more persons who are outside directors within the meaning of Code Section 162(m)(4)(C)(i) and the applicable regulations and “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

“Company” means Tyco International Public Limited Company, or any successor thereto.

“Deferred Share Unit” means a Unit granted under Section 4.6 or 4.7 to acquire Shares upon Termination of Employment or Termination of Directorship, subject to any restrictions that the Committee, in its discretion, may determine.

“Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

“Disabled” or “Disability” means the inability of the Director or Employee to perform the material duties pertaining to such Director’s directorship or such Employee’s employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period. The existence or nonexistence of a Disability shall be determined by an independent physician selected by the Company and reasonably acceptable to the Director or Employee.

“Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the share dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

“Effective Date” means January 1, 2004.

“Effective Date of the Amended and Restated Plan 2009” means January 1, 2009.

“Effective Date of the Amended and Restated Plan 2014” means November 17, 2014.

“Employee” means any individual who performs services as an officer or employee of the Company or a Subsidiary.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Share Option or with respect to which the amount of any payment pursuant to a Share Appreciation Right is determined.

“Fair Market Value” of a Share means the closing sales price on the New York Stock Exchange on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported. Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

“Fair Market Value Share Option” means a Share Option the Exercise Price of which is fixed by the Committee at a price equal to the Fair Market Value of a Share on the date of grant.

“GAAP” means United States generally accepted accounting principles.

“Incentive Share Option” means a Share Option granted under Section 4.3 of the Plan that meets the requirements of Code Section 422 and any related regulations and is designated in the Award Certificate to be an Incentive Share Option.

“Involuntary Termination” means a Termination of Employment of the Participant initiated by the Company or a Subsidiary for any reason other than Cause, Disability or death.

“Key Employee” means an Employee who is a “covered employee” within the meaning of Code Section 162(m)(3).

“Long-Term Performance Award” means an Award granted under Section 4.5 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.

“Non-Employee Director” means any member of the Board, elected or appointed, who is not otherwise an Employee of the Company or a Subsidiary. An individual who is elected to the Board at an annual meeting of the shareholders of the Company will be deemed to be a member of the Board as of the date of the meeting.

“Nonqualified Share Option” means any Share Option granted under Section 4.3 of the Plan that is not an Incentive Share Option.

“Normal Retirement” means Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant’s age and years of service with the Company is 70 or higher.

“Participant” means a Director, Employee or Acquired Grantee who has been granted an Award under the Plan.

“Performance Cycle” means, with respect to any Award that vests based on Performance Measures, the period of no less than six months over which the level of performance will be assessed. The first Performance Cycle under the Plan will begin on such date as is set by the Committee, in its discretion.

“Performance Measure” means, with respect to any Short-Term Performance Bonus or Long-Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or a combination of the following Company measures, as interpreted by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP:

(a) Net operating profit after taxes;

(b) Net operating profit after taxes, per Share;

(c) Return on invested capital;

(d) Return on assets or net assets;

(e) Total shareholder return;

(f) Relative total shareholder return (as compared with a peer group of the Company);

(g) Earnings before income taxes;

(h) Earnings per Share;

(i) Net income;

(j) Free cash flow;

(k) Free cash flow per Share;

(l) Revenue (or any component thereof);

(m) Revenue growth;

(n) Working capital days; or

(o) Subscriber attrition for security services.

“Performance Unit” means a Long-Term Performance Award denominated in dollar Units.

“Plan” means the Tyco International Public Limited Company 2004 Share and Incentive Plan, as it may be amended from time to time.

“Premium-Priced Share Option” means a Share Option, the Exercise Price of which is fixed by the Committee at a price that exceeds the Fair Market Value of a Share on the date of grant.

“Reporting Person” means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Shares” means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.

“Restricted Unit” means a Unit granted under Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Share” means am ordinary share in the capital of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Sections 5.3 and 5.4 of the Plan.

“Short-Term Performance Bonus” means an Award of cash or Shares granted under Section 4.4 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.

“Share Appreciation Right” means a right granted under Section 4.3 of the Plan in an amount in cash or Shares equal to any difference between the Fair Market Value of the Shares as of the date on which the right is exercised and the Exercise Price, where the number of shares subject to each Share Appreciation Right is set forth on or before the grant date.

“Share-Based Award” means an Award granted under Section 4.6 of the Plan and denominated in Shares.

“Share Option” means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Share Options awarded under the Plan may be in the form of Incentive Share Options or Nonqualified Share Options.

“Subsidiary” means a subsidiary company of the Company; provided, that in the case of any Award that provides deferred compensation subject to Code Section 409A, “Subsidiary” shall not include any subsidiary company as defined above unless such company is within a controlled group of corporations with the Company as defined in Code Sections 1563(a)(1), (2) and (3) where the phrase “at least 50%” is substituted in each place “at least 80%” appears or is with the Company part of a group of trades or businesses under common control as defined in Code Section 414(c) and Treas. Reg. § 1.414(c)-2 where the phrase “at least 50%” is substituted in each place “at least 80%” appears, provided, however, that when the relevant determination is to be based upon legitimate business criteria (as described in Treas. Reg. § 1.409A-1(b)(5)(iii)(E) and § 1.409A-1(h)(3)), the phrase “at least 20%” shall be substituted in each place “at least 80%” appears as described above with respect to both a controlled group of corporations and a group of trades or business under common control.

“Target Amount” means a target Award under this Plan if the relevant Performance Measure is fully (100%) attained, as determined by the Committee.

“Target Vesting Percentage” means the percentage of performance-based Restricted Units or Shares of Restricted Shares that will vest if the Performance Measure is fully (100%) attained, as determined by the Committee.

“Termination of Directorship” means the date of cessation of a Director’s membership on the Board for any reason, with or without Cause, as determined by the Company.

“Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company.

“Unit” means, for purposes of Performance Units, the potential right to an Award equal to a specified amount denominated in such form as is deemed appropriate in the discretion of the Committee and, for purposes of Restricted Units or Deferred Share Units, the potential right to acquire one Share.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan will be administered by the Committee.

3.2 Authority of the Committee. The Committee or, to the extent required by applicable law, the Board, will have the authority, in its sole and absolute discretion and subject to the terms of the Plan, to:

(a) Interpret and administer the Plan and any instrument or agreement relating to the Plan;

(b) Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;

(c) Select Employees to receive Awards under the Plan;

(d) Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting, the designation of Share Options as Incentive Share Options or Nonqualified Share Options, and the circumstances in which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of the Award Certificate;

(e) Determine whether Awards will be granted singly, in combination or in tandem;

(f) Establish and interpret Performance Measures in connection with Short-Term Performance Bonuses and Long-Term Performance Awards, evaluate the level of performance over a Performance Cycle and certify the level of performance attained with respect to Performance Measures;

(g) Except as provided in Section 6.1, waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibition on the repricing of Share Options and Share Appreciation Rights, as described in Section 4.3(g), may not be waived and further provided that any such waiver or amendment shall either comply with the requirements of Section 409A or preserve any exemption from the application of Code Section 409A;

(h) Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Sections 5.3 and 5.4;

(i) Determine and set forth in the applicable Award Certificate the circumstances under which Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and interest thereon;

(j) Determine whether a Nonqualified Share Option or Restricted Share may be transferable to family members, a family trust or a family partnership;

(k) Establish any subplans and make any modifications to the Plan or to Awards made hereunder (including the establishment of terms and conditions not otherwise inconsistent with the terms of the Plan) that the Committee may determine to be necessary or advisable for grants made in countries outside the United States to comply with, or to achieve favorable tax treatment under, applicable foreign laws or regulations;

(l) Appoint such agents as it shall deem appropriate for proper administration of the Plan; and

(m) Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 Effect of Determinations. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

3.4 Delegation of Authority. The Board or, if permitted under applicable corporate law, the Committee, in its discretion and consistent with applicable law and regulations, may delegate to the Chief Executive Officer of the Company or any other officer or group of officers as it deems to be advisable, the authority to select Employees to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Board or the Committee may establish. When the Board or the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number of Shares or aggregate value that may be subject to Awards that the delegate may grant. Only the Committee will have authority to grant and administer Awards to Directors, Key Employees and other Reporting Persons or to delegates of the Committee, and to establish and certify Performance Measures. Should the Chief Executive Officer of the Company or any other officer or group of officers act under such delegation, he, she, or they shall report the nature and scope of such Awards granted under such delegation to the Board, or the Committee, whichever has delegated such authority, at the next regularly scheduled meeting of the Board or the Committee, as the case may be.

3.5 Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors so employed.

3.6 No Liability. No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1 Eligibility. All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2 Form of Awards. Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

4.3 Share Options and Share Appreciation Rights. The Committee may grant Share Options and Share Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Form. Share Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Share Options, Nonqualified Share Options or a combination of the two. If an Incentive Share Option and a Nonqualified Share Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Award affect the right to exercise the other Award. Share Appreciation Rights may be granted either alone or in connection with concurrently or previously granted Nonqualified Share Options.

(b) Exercise Price. The Committee will set the Exercise Price of Fair Market Value Share Options or Share Appreciation Rights granted under the Plan at a price that is equal to the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Sections 5.3 and 5.4. The Committee will set the Exercise Price of Premium-Priced Share Options at a price that is higher than the Fair Market Value of a Share as of the date of grant, provided that such price is no higher than 150 percent of such Fair Market Value. The Exercise Price of Incentive Share Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving the Share Options owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, as defined in Code Section 424. The Exercise Price of a Share Appreciation Right granted in tandem with a Share Option will equal the Exercise Price of the related Share Option. The Committee will set forth the Exercise Price of a Share Option or Share Appreciation Right in the Award Certificate. Share Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be Fair Market Value Share Options, Premium-Priced Share Options or a combination of Fair Market Value Share Options and Premium-Priced Share Options.

(c) Term and Timing of Exercise. Each Share Option or Share Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise by the Committee:

(i) The Committee will determine and set forth in the Award Certificate the date on which any Award of Share Options or Share Appreciation Rights to a Participant may first be exercised. Unless the applicable Award Certificate provides otherwise, a Share Option or Share Appreciation Right will become exercisable in equal annual installments over a period of four years beginning immediately after the date on which the Share Option or Share Appreciation Right was granted, and will lapse 10 years after the date of grant, except as otherwise provided herein.

(ii) Unless the applicable Award Certificate provides otherwise, upon the death, Disability or Normal Retirement of a Participant who has outstanding Share Options or Share Appreciation Rights, the unvested Share Options or Share Appreciation Rights will vest. Unless the applicable Award Certificate provides otherwise, the Participant’s Share Options and Share Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three years after the date on which the Participant dies, incurs a Disability or incurs a Normal Retirement.

(iii) Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant’s death, Disability or Normal Retirement or due to a Change in Control, if the Participant has attained age 55, and the sum of the Participant’s age and years of service with the Company is 60 or higher, a pro rata portion of the Participant’s Share Options and Share Appreciation Rights will vest so that the total number of vested Share Options or Share Appreciation Rights held by the Participant at Termination of Employment (including those that have already vested as of such date) will be equal to (A) the total number of Share Options or Share Appreciation Rights originally granted to the Participant under each Award multiplied by (ii) a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is four years (or such other applicable vesting term as is set forth in the Award Certificate). Unless the Award Certificate provides otherwise, such Participant’s Share Options and Share Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three years after the date of Termination of Employment.

(iv) Upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (ii) or (iii) above, any unvested Share Options or Share Appreciation Rights will be forfeited unless the Award Certificate provides otherwise. Any Share Options or Share Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is six months after the date of such Termination of Employment, unless the Award Certificate provides otherwise.

(v) Share Options and Share Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Share Options or Share Appreciation Rights by the Participant’s will or by operation of law. If a Share Option or Share Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Share Option or Share Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Share Option or Share Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Share Option or Share Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(vi) A Share Appreciation Right granted in tandem with a Share Option is subject to the same terms and conditions as the related Share Option and will be exercisable only to the extent that the related Share Option is exercisable.

(d) Payment of Exercise Price. The Exercise Price of a Share Option must be paid in full when the Share Option is exercised. Share certificates will be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the Award Certificate:

(i) Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver to the Company, within the typical settlement cycle for the sale of equity securities on the relevant trading market (or otherwise in accordance with the provisions of Regulation T issued by the Federal Reserve Board), the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

(ii) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (iv), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid, provided that the Board has specifically approved the repurchase of such Shares (unless such approval is not required by the terms of the bye-laws of the Company) and the Committee has determined that, as of the date of repurchase, the Company is, and after the repurchase will continue to be, able to pay its liabilities as they become due; or

(iii) Provided such payment method has been expressly authorized by the Board or the Committee in advance and subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

(iv) The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to clause (ii).

(e) Incentive Share Options. Incentive Share Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

(i) Eligibility. Incentive Share Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary of the Company within the meaning of Code Section 424.

(ii) Timing of Grant. No Incentive Share Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s shareholders.

(iii) Amount of Award. Subject to Sections 5.3 and 5.4 of the Plan, no more than 10 million Shares may be available for grant in the form of Incentive Share Options. The aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which the Incentive Share Options awarded to any Employee first become exercisable during any calendar year may not exceed $100,000 (U.S.). For purposes of this $100,000 (U.S.) limit, the Employee’s Incentive Share Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Share Option would exceed the $100,000 (U.S.) limit, the Incentive Share Option will afterwards be treated as a Nonqualified Share Option to the extent required by the Code and underlying regulations and rulings.

(iv) Timing of Exercise. If the Committee exercises its discretion in the Award Certificate to permit an Incentive Share Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Code Section 22(e)), the Incentive Share Option will afterwards be treated as a Nonqualified Share Option to the extent required by the Code and underlying regulations and rulings. For purposes of this paragraph (iv), an Employee’s employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

(v) Transfer Restrictions. In no event will the Committee permit an Incentive Share Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Share Option awarded under this Plan will be exercisable only by the Employee during the Employee’s lifetime.

(f) Exercise of Share Appreciation Rights. Upon exercise of a Participant’s Share Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Share Appreciation Right was exercised. If Shares are paid for the Share Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g) No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Share Options or Share Appreciation Rights or to cancel outstanding Share Options or Share Appreciation rights in exchange for cash, other Awards or Share Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Share Options or Share Appreciation Rights without shareholder approval.

4.4 Short-Term Performance Bonuses. The Committee may grant Short-Term Performance Bonuses under the Plan in the form of cash or Shares to the Reporting Persons that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Performance Cycles. Short-Term Performance Bonuses will be awarded in connection with a 12-month Performance Cycle, which will be the fiscal year of the Company.

(b) Eligible Participants. Within 90 days after the commencement of a Performance Cycle, or such shorter period as complies with the applicable requirements of Code Section 162(m) and applicable regulations thereunder, the Committee will determine the Reporting Persons who will be eligible to receive a Short-Term Performance Bonus under the Plan.

(c) Performance Measures; Targets; Award Criteria.

(i) Within 90 days after the commencement of a Performance Cycle, or such shorter or longer period as complies with the applicable requirements of Code Section 162(m) and applicable regulations thereunder, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the

Target Amount payable to each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Short-Term Performance Bonus will be paid and the percentage of the Target Amount that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount payable to any Reporting Person with respect to any given Performance Cycle, provided, however, that no such reduction will result in an increase in the amount payable under any Short-Term Performance Bonus of any Key Employee.

(d) Payment, Certification. No Short-Term Performance Bonus will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Sections 5.3 and 5.4 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days or such shorter period as complies with the applicable requirements of Code Section 162(m) and applicable regulations thereunder, after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(e) Form of Payment. Short-Term Performance Bonuses will be paid in cash or Shares. All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

(f) Code Section 162(m). It is the intent of the Company that Short-Term Performance Bonuses be “performance-based compensation” for purposes of Code Section 162(m), that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Code Section 162(m)(C) and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Short-Term Performance Bonuses. If any provision of this Plan or any Short-Term Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(g) Acceleration. Each Participant who has been granted a Short-Term Performance Bonus that is outstanding as of the date of a Change in Control will be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant’s Target Amount to become payable.

4.5 Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards under the Plan in the form of Performance Units, Restricted Units or Restricted Share to any Reporting Person who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Performance Cycles. Long-Term Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle may be no shorter than 12 months and no longer than 5 years.

(b) Eligible Participants. Within 90 days after the commencement of a Performance Cycle, the Committee will determine the Reporting Persons who will be eligible to receive a Long-Term Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Reporting Person other than a Key Employee after the expiration of this 90-day or longer period.

(c) Performance Measures; Targets; Award Criteria.

(i) Within 90 days after the commencement of a Performance Cycle, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant; (C) with respect to Restricted Units and Restricted Share, the Target Vesting Percentage for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Long-Term Performance Award will be paid or vest, and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or Shares of Restricted Share that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long-Term Performance Awards payable to any Reporting Person with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long-Term Performance Award of a Key Employee.

(d) Payment, Certification. No Long-Term Performance Award will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. Long-Term Performance Awards awarded to Reporting Persons who are not Key Employees will be based on the Performance Measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures and formulas may be the same as or different than the Performance Measures and formulas that apply to Key Employees. In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Sections 5.3 and 5.4) and the cumulative effect of changes in the law, regulations or accounting rules, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle or such shorter or longer period as complies with the applicable requirements of Code Section 162(m) and applicable regulations thereunder to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(e) Form of Payment. Long-Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Certificate. Performance-based Restricted Units and Restricted Share will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All such Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long-Term Performance Awards are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except as otherwise provided in the applicable Award Certificate or to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

(f) Code Section 162(m). It is the intent of the Company that Long-Term Performance Awards be “performance-based compensation” for purposes of Code Section 162(m), that this Section 4.5 be interpreted in a manner that satisfies the applicable requirements of Code Section 162(m)(C) and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Long-Term Performance Awards. If any provision of this Plan or any Long-Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(g) Retirement. If a Participant would be entitled to a Long-Term Performance Award but for the fact that the Participant’s employment with the Company terminated prior to the end of the Performance Cycle, the Participant may, in the Committee’s discretion, receive a Long-Term Performance Award, prorated for the portion of the Performance Cycle that the Participant completed and payable at the same time after the end of the Performance Cycle that payments to other Long-Term Performance Award recipients are made, if the sum of the Participant’s age and years of service with the Company was 60 or higher at the time of Termination of Employment or if the Participant retired under a Normal Retirement. The prorated amount of any such Long-Term Performance Award paid due to retirement shall be determined based upon the actual performance achieved during the performance period relative to the pre-established goals for such performance.

4.6 Other Share-Based Awards. The Committee may, from time to time, grant Awards (other than Share Options, Share Appreciation Rights, Short-Term Performance Bonuses or Long-Term Performance Awards) to any Employee who the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other forms, Restricted Share, Restricted Units, or Deferred Share Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.

(a) Vesting. Unless the Award Certificate provides otherwise, restrictions on Share-Based Awards granted under this Section 4.6 will lapse in equal annual installments over a period of four years beginning immediately after the date of grant. If the restrictions on Share-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement, death or Disability of the Participant or a Change in Control, except that the Award will vest pro rata with respect to the portion of the four-year vesting term (or such other vesting term as is set forth in the Award Certificate) that the Participant has completed if the Participant has attained age 55, the sum of the Participant’s age and years of service with the Company is 60 or higher and the Participant has satisfied all other applicable conditions established by the Committee with respect to such pro rata vesting. Unless the Award Certificate provides otherwise, all restrictions on Share-Based Awards granted pursuant to this Section 4.6 will lapse upon the Normal Retirement, death or Disability of the Participant or a Change in Control Termination.

(b) Grant of Restricted Shares. The Committee may grant Restricted Share to any Employee, which Shares will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a shareholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

(c) Grant of Restricted Units. The Committee may grant Restricted Units to any Employee, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

(d) Grant of Deferred Share Units. The Committee may grant Deferred Share Units to any Employee, which Units will be paid in whole Shares upon the Employee’s Termination of Employment if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Share Unit that becomes payable.

(e) Dividends and Dividend Equivalents. At the discretion of the Committee and as set forth in the applicable Award Certificate, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Shares, the Committee may credit Restricted Units with Dividend Equivalents in accordance with terms and conditions established in the discretion of the Committee. Dividend Equivalents will be subject to such vesting terms as are determined by the Committee and may be distributed immediately or withheld and deferred in the Participant’s account as determined by the Committee and set forth in the applicable Award Certificate. Deferred Share Units may, in the discretion of the Committee and as set forth in the Award Certificate, be credited with Dividend Equivalents or additional Deferred Share Units. The number of any Deferred Share Units credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded.

4.7 Director Awards.

(a) As of the first day following the annual general meeting of shareholders, the Committee will grant Deferred Share Units, Shares, Share Options, Share Appreciation Rights, Restricted Shares, Restricted Units, or any combination thereof, to each Director in such an amount as the Board, in its discretion, may approve in advance, provided that the aggregate Fair Market Value of the Shares underlying the Deferred Share Units, Shares, Share Options, Share Appreciation Rights, Restricted Shares, Restricted Units, or any combination thereof, granted to any Director in a year may not exceed $200,000 (U.S.) determined as of the date of grant. Each such Deferred Share Unit, Share, Share Option, Share Appreciation Right, Restricted Shares, Restricted Unit, or any combination thereof will vest as determined by the Committee and set forth in the Award Certificate and for Awards other than Share Options will be paid in Shares within 30 days following the recipient’s Termination of Directorship. Dividend Equivalents or additional Deferred Share Units, Shares, Share Appreciation Rights, Restricted Shares, Restricted Units, or any combination thereof, will be credited to each Director’s account when dividends are paid on Shares to the shareholders, and will be paid to the Director at the same time that the Deferred Share Units, Shares, Share Appreciation Rights, Restricted Shares, Restricted Units, or any combination thereof, are paid to the Director.

(b) The Committee may, in its discretion, grant Share Options, Share Appreciation Rights and other Share-Based Awards to Directors, provided that in no event may a Director in any fiscal year be granted more than 10,000 Shares pursuant to such Awards, excluding awards made under Section 4.7(a), in whatever form.

4.8 Substitute Awards. The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding share-based awards previously granted to such Acquired Grantees. Such assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with such adjustments therein as the Committee considers appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company, provided that any such adjustment with respect to Nonqualified Share Options and Share Appreciation Rights shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) and otherwise ensures that such awards continue to be exempt from Code Section 409A and provided that any adjustment to Awards that are subject to Code Section 409A is in compliance with Code Section 409A and the regulations and rulings thereunder. Any grant of Incentive Share Options pursuant to this Section 4.8 will be made in accordance with Code Section 424 and any final regulations published thereunder.

4.9 Limit on Individual Grants. Subject to Sections 5.1, 5.3 and 5.4, no Employee may be granted more than 6 million Shares over any calendar year pursuant to Awards of Share Options, Share Appreciation Rights and performance-based Restricted Shares and Restricted Units, except that an incentive Award of no more than 10 million Shares may be made pursuant to Share Options, Share Appreciation Rights and performance-based Restricted Share and Restricted Units to any person who has been hired within the calendar year as a Reporting Person. The maximum amount that may be paid in cash or Shares pursuant to Short-Term Performance Bonuses or Long-Term Performance Awards paid in Performance Units to any one Employee is $5 million (U.S.) for any Performance Cycle of 12 months. For any longer Performance Cycle, this maximum will be adjusted proportionally so that the amount paid in cash or Shares pursuant to Short-Term Performance Bonuses or Long-Term Performance Awards paid in Performance Units to any one Employee relating to a Performance Cycle of more than 12 months is prorated among the number of periods of 12 months included within the Performance Cycle for purposes of this section in determining the application of the $5 million limitation for any 12-month Performance Cycle.

4.10 Termination for Cause. Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Share Options, Share Appreciation Rights, Short-Term Performance Bonuses, Long-Term Performance Awards, Restricted Units, Restricted Shares and other Share-Based Awards will immediately be cancelled. The exercise of any Share Option or Share Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending, subject to ensuring an exemption from or compliance with Code Section 409A and the underlying regulations and rulings.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1 Shares Available. The Shares issuable under the Plan will be authorized but unissued Shares, and, to the extent permissible under applicable law, Shares acquired by the Company, any Subsidiary or any other person or entity designated by the Company. The total number of Shares with respect to which Awards may be issued under the Plan may equal, but may not exceed, 160 million Shares, and subject to adjustment in accordance with Sections 5.3 and 5.4; provided that when Shares are issued pursuant to a grant of Restricted Shares, Restricted Units, Deferred Share Units, Performance Units or as payment of a Short-Term Performance Bonus or Long-Term Performance Award or other Share-Based Award, the total number of Shares remaining available for grant will be decreased by a margin of at least 1.8 per Share issued. No more than 10 million Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Share Options.

5.2 Counting Rules. The following Shares related to Awards under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(a) Shares related to Awards paid in cash;

(b) Shares related to Awards that expire, are forfeited or cancelled, or terminate for any other reason without issuance of Shares;

(c) Shares that are tendered or withheld in payment of all or part of the Exercise Price of a Share Option awarded under this Plan, or in satisfaction of withholding tax obligations arising under this Plan;

(d) Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company; and

(e) Any Shares of Restricted Shares that are returned to the Company upon a Participant’s Termination of Employment.

5.3 Adjustments. In the event of a change in the outstanding Shares by reason of a share split, reverse share split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee shall make an appropriate adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to Nonqualified Share Options and Share Appreciation Rights shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) and otherwise ensure that such awards continue to be exempt from Code Section 409A and provided that any adjustment to Awards that are subject to Code Section 409A is in compliance with Code Section 409A and the regulations and rulings thereunder. Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan.

5.4 Change in Control.

(a) Acceleration. All outstanding Share Options and Share Appreciation Rights will become exercisable as of the later of the effective date of a Change in Control or a Change in Control Termination for any Employee whose employment is terminated by means of a Change in Control Termination if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Shares and Restricted Units (other than Long-Term Performance Awards) and Deferred Share Units in such case. Each Participant who has been granted a Long-Term Performance Award that is outstanding as of the date of Change in Control, and whose employment is terminated by means of a Change in Control Termination, will be deemed to have achieved a level of performance, as of later of the date of the Change in Control or the Change in Control Termination, that would cause all (100%) of the Participant’s Target Amounts to become payable and all restrictions on the Participant’s Restricted Units and Shares of Restricted Shares to lapse.

(b) Adjustment, Conversion and Payment. In addition to the foregoing, no later than 90 days after the date of Change in Control, the Committee (as constituted prior to the date of Change in Control) shall provide for the following actions to apply to each Award that is outstanding as of the date of Change in Control:

(i) an adjustment to such Award as the Committee deems appropriate to reflect such Change in Control,

(ii) the acquisition of such Award, or substitution of a new right therefor, by the acquiring or surviving corporation after such Change in Control, or

(iii) the purchase of such Award, at the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such Award immediately prior to the Change in Control had such Award been exercisable or payable at such time; provided, that in the case of any Award that constitutes deferred compensation that is subject to Code Section 409A(a)(2), any action contemplated herein which would constitute an accelerated payment of such Award shall occur on a date specified in the applicable Award Certificate, which date shall be no later than ninety (90) days after the Change in Control. Any payment made pursuant to this Section 5.4(b) shall include the value of any Dividend Equivalents credited with respect to such Award and accrued interest on such Dividend Equivalents. The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter, except as otherwise provided herein.

5.5 Fractional Shares. No fractional Shares will be issued under the Plan. Except as otherwise provided in Section 4.5(e), if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a full Share as of the date of settlement.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the shareholders of the Company. A revision is “material” for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Sections 5.3 and 5.4 of the Plan), expands the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Share Options or Share Appreciation Rights may be granted, reduces the Exercise Price of outstanding Share Options or Share Appreciation Rights, or results in the replacement of outstanding Share Options and Share Appreciation Rights with new Awards that have an Exercise Price that is lower than the Exercise Price of the replaced Share Options and Share Appreciation Rights. The Board may, in its discretion, increase the maximum dollar amount of Deferred Share Units that may be granted to a Director in any fiscal year and the maximum number of Shares that may be granted to a Director in any fiscal year pursuant to Share Options, Share Appreciation Rights and other Share-Based Awards. No amendment of the Plan or any outstanding Award made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award.

6.2 Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

(a) the adoption of a resolution of the Board terminating the Plan; or

(b) the day before the 10th anniversary of the adoption of the Plan by the Company’s shareholders as described in Section 1.2.

No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person’s consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII

GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

(a) Any Award may be transferred by will or by the laws of descent or distribution.

(b) The Committee may provide in the applicable Award Certificate that all or any part of a Nonqualified Option or Shares of Restricted Share may, subject to the prior written consent of the Committee, be transferred to a family member. For purposes of this subsection (b), “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant’s estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to this subsection (b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to this subsection (b). No transfer will be effective until the Committee consents to the transfer in writing.

(c) Except as otherwise provided in the applicable Award Certificate, any Nonqualified Share Option transferred by a Participant pursuant to this subsection (c) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.

(d) Restricted Shares may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Shares awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), “affiliate” will have the meaning assigned to that term under Rule 144.

(e) In no event may a Participant transfer an Incentive Share Option other than by will or the laws of descent and distribution.

7.2 Withholding of Taxes. The Committee, in its discretion, may satisfy a Participant’s tax withholding obligations by any of the following methods or any method as it determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.

(a) Share Options and Share Appreciation Rights. As a condition to the delivery of Shares pursuant to the exercise of a Share Option or Share Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b) Other Awards Payable in Shares. The Participant shall satisfy the Participant’s tax withholding obligations arising in connection with the release of restrictions on Restricted Units, Restricted Shares and other Share-Based Awards by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Company may also satisfy the Participant’s tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.

(c) Cash Awards. The Company may satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

7.3 Special Forfeiture Provision. The Committee may, in its discretion, provide in an Award Certificate that the Participant may not, within two years of the Participant’s Termination of Employment with the Company, enter into any employment or consultation arrangement (including service as an agent, partner, shareholder, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Committee if, in the sole judgment of the Committee, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined by the Committee). If the Committee makes a determination that this prohibition has been violated, the Participant (i) will forfeit all rights under any outstanding Share Option or Share Appreciation Right that was granted subject to the Award Certificate and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than six months prior to the Participant’s Termination of Employment, and (ii) will forfeit and return to the Company any Short-Term Performance Bonuses, Performance Units, Shares of Restricted Shares, Restricted Units (including any credited Dividend Equivalents), Deferred Share Units, and other Share-Based Awards that are outstanding on the date of the Participant’s Termination of Employment, subject to the Award Certificate, and have not vested or that became vested and remain subject to this Section 7.3 during a period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than six months prior to the Participant’s Termination of Employment.

7.4 No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Director for any continuation of directorship or any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.5 No Obligation to Exercise Awards. The grant of a Share Option or Share Appreciation Right will impose no obligation upon the Participant to exercise the Award.

7.6 No Rights as Shareholders. A Participant who is granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and (other than in the case of Restricted Share) delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

7.7 Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.8 No Required Segregation of Assets. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.9 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

7.10 Securities Law Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

7.11 Section 409A Compliance. To the extent that any Award granted under the Plan is subject to Section 409A of the Code, the Award Certificate evidencing such Award will be construed to the greatest extent possible in a manner that will not result in adverse tax consequences under Section 409A of the Code, provided that such construction is not materially inconsistent with the intent of the Award. Any Award that provides for a payment to any Participant who is a “specified employee” of deferred compensation that is subject to Code Section 409A(a)(2) and that becomes payable upon, or that is accelerated upon, such Participant’s Termination of Employment, shall be made no earlier than the date which is six months following such Participant’s Termination of Employment (or, if earlier, such Participant’s death) and such provision shall also be included in any Award Certificate. A specified employee for this purpose shall be determined by the Committee or its delegate in accordance with the provisions of Code Section 409A and the regulations and rulings thereunder.

7.12 Governing Law, Severability. The Plan and all determinations made and actions taken under the Plan will be governed by the law of the Company’s place of incorporation and construed accordingly. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.